UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On February 3, 2005, the Compensation Committee of the Accenture Ltd Board of Directors undertook its regular annual review of the compensation of non-employee directors. As part of this review, the committee approved certain revisions to existing compensation arrangements for its non-employee directors, effective for the fiscal year ending August 31, 2005. Each non-employee director will now receive:

(1)	an initial grant of fully-vested restricted share units of Accenture Ltd Class A common shares upon appointment to the Board of Directors having, at the time of grant, an aggregate fair market value of $150,000 (replacing the existing practice of providing an initial grant of an option to purchase 25,000 Accenture Ltd Class A common shares);

(2)	an annual grant of fully-vested restricted share units of Accenture Ltd Class A common shares having, at the time of grant, an aggregate fair market value of $150,000 (replacing the existing practice of providing an annual grant of an option to purchase 10,000 Accenture Ltd Class A common shares); and

(3)	an annual retainer of $70,000 (an increase of $20,000 over the existing annual retainer), which may be paid in whole or in part, through receipt of fully-vested restricted share units of Accenture Ltd Class A common shares.

     Additionally, each chair of the Finance Committee, Nominating & Governance Committee and Compensation Committee who is not the Lead Director will receive additional cash compensation each year of $5,000, which may be paid in whole or in part, through receipt of fully-vested restricted share units of Accenture Ltd Class A common shares. All other existing compensation arrangements for the Audit Committee and Lead Director remain unchanged.

     All restricted share unit awards to non-employee directors will be made on the form of grant agreement which is attached as Exhibit 99.1 to this report.

Item 8.01 Other Events

     On February 2, 2005, Accenture Ltd held its 2005 Annual General Meeting of Shareholders, at which the shareholders voted upon: (1) the appointment of Joe W. Forehand, Blythe J. McGarvie and Sir Mark Moody-Stuart as Class I directors for terms expiring at the 2008 Annual General Meeting of Shareholders; (2) the amendment of the bye-laws of Accenture Ltd that will result in the relocation into the bye-laws of existing contractual restrictions applicable to Accenture Ltd Class A common shares that partners and former partners owned prior to Accenture Ltd’s initial public offering; and (3) the re-appointment of KPMG LLP as independent auditors of Accenture Ltd for a term expiring at the 2006 Annual General Meeting of Shareholders and the authorization of the Audit Committee of the Board of Directors to determine KPMG LLP’s remuneration.

     Accenture Ltd’s shareholders appointed all three nominees as directors and approved the amendment of the bye-laws of Accenture Ltd. Accenture Ltd’s shareholders also appointed KPMG LLP as independent auditors of Accenture Ltd and authorized the Audit Committee of the Board of Directors to determine KPMG LLP’s remuneration. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, is set forth below.

			Abstain/	Broker
	For	Against	Withheld	Non-Votes
1. Appointment of Directors:
Joe W. Forehand	546,644,618	*	12,917,884	0
Blythe J. McGarvie	555,899,360	*	3,663,142	0
Mark-Moody Stuart	556,823,082	*	2,739,420	0
2. Amendment of Accenture Ltd bye- laws	501,060,912	7,889,153	6,071,888	44,540,549
3. Re-appointment of KPMG LLP	554,398,205	2,422,188	2,742,109	0

*	Not applicable.

     Upon receiving shareholder approval of Proposal No. 2 regarding the relocation of existing contractual restrictions applicable to Accenture Ltd Class A common shares of partners and former partners into its bye-laws, Accenture Ltd has consented to the termination of Sections 2.1, 2.2, 2.3 and 2.5 of the Voting Agreement, dated as of April 18, 2001, among Accenture Ltd and the covered persons party thereto, and to the termination of the Accenture Ltd Common Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2005

ACCENTURE LTD

By: /s/ Douglas G. Scrivner
Name: Douglas G. Scrivner Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of restricted share unit agreement for non-employee directors.